UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 20, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

(a)                                  At the Cephalon, Inc. (the “Company”) Annual Meeting of Stockholders held on May 20, 2010 (the “Annual Meeting”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s 2004 Equity Compensation Plan (the “Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Plan by 1,500,000 shares, from 14,950,000 shares to 16,450,000 shares.  The Amendment also provides that no more than 600,000 shares of Common Stock may be issued pursuant to employee stock awards that are granted under the Plan after May 20, 2010. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

(b)                                 At the Annual Meeting, the stockholders of the Company approved the adoption of the Cephalon, Inc. 2010 Employee Stock Purchase Plan (the “ESPP”). The ESPP allows the employees of the Company and its participating subsidiaries to purchase shares of its common stock at a discount through payroll deductions. The purchase price will be 95% of the fair market value of the Company’s common stock on the purchase date.  The Company has reserved 350,000 shares of common stock for issuance under the ESPP, subject to adjustment as described below.  Each of the employees of the Company and employees of its participating subsidiaries that adopt the ESPP who are regularly scheduled to work more than twenty hours per week will be eligible to participate in the ESPP.  Under the ESPP, there will be a series of consecutive offering periods. The first offering period is expected to begin on or before September 1, 2010 and will end on December 31, 2010. Unless the plan administrator determines otherwise prior to the beginning of an offering period, each subsequent offering period will begin at six-month intervals on each January 1 and July 1 (or the next business day, if such date is not a business day) over the term of the ESPP and will last for six months, ending on December 31 or June 30, as the case may be (or the next business day, if such date is not a business day). A copy of the ESPP is attached hereto as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.

(c)                                  On May 20, 2010, the Board of Directors (the “Board”) of Cephalon, Inc., upon the recommendation of the Stock Option and Compensation Committee of the Board, approved changes to certain fees and annual retainers paid to members of the Board.  The following table details those changes:

Cash Compensation Component	Prior Compensation Structure	New Compensation Structure Approved May 20, 2010
Annual Cash Retainer	$50,000	$55,000
Board Meeting Fee	$3,000	No change
Telephonic Meeting Fee	$2,000	No change
Lead/Presiding Director	$20,000	No change
Committee Member Retainer	$15,000	No change
Audit Committee Chairman Retainer	$20,000	$30,000
Corporate Governance and Nominating Committee Chairman Retainer	$17,000	No change
Stock Option and Compensation Committee Chairman Retainer	$17,000	No change
Equity Compensation
Initial Option Grant	15,000	No change
Annual Option Grant	10,000	15,000

A Summary of Oral Agreement for Payment of Services between Cephalon, Inc. and its Board of Directors dated May 20, 2010 is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders

The following matters were considered at the annual meeting of stockholders of Cephalon held in Frazer, Pennsylvania on May 20, 2010:

I.              For the election of the following persons as directors:

NUMBER OF VOTES

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Dr. Frank Baldino, Jr.	49,806,309	6,025,256	342,776	4,929,394
William P. Egan	54,717,751	1,114,532	342,058	4,929,394
Martyn D. Greenacre	53,848,904	1,978,707	346,730	4,929,394
Vaughn M. Kailian	54,602,031	1,230,392	341,918	4,929,394
Kevin E. Moley	55,345,945	486,678	341,718	4,929,394
Dr. Charles A. Sanders	53,976,844	1,850,599	346,898	4,929,394
Dr. Gail R. Wilensky	54,812,835	1,014,556	346,950	4,929,394
Dennis L. Winger	55,290,021	542,596	341,724	4,929,394

II.                                     To approve the amendment to the Company’s 2004 Equity Compensation Plan, increasing the number of shares authorized for issuance:

NUMBER OF VOTES

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
41,548,778	14,441,532	184,031	4,929,394

III.           To approve the Company’s 2010 Employee Stock Purchase Plan:

NUMBER OF VOTES

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
55,357,155	713,952	103,234	4,929,394

IV.           To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the year ending December 31, 2010:

NUMBER OF VOTES

FOR	AGAINST	ABSTAIN
59,819,681	1,172,330	111,724

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document

10.1	Amendment 2010 — 1 to the Company’s 2004 Equity Compensation Plan, as amended and restated, effective as of May 20, 2010.

10.2	Cephalon, Inc. 2010 Employee Stock Purchase Plan.

10.3	Summary of Oral Agreement for Payment of Services between Cephalon, Inc. and its Board of Directors dated May 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: May 26, 2010	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment 2010 — 1 to the Company’s 2004 Equity Compensation Plan, as amended and restated, effective as of May 20, 2010.

10.2	Cephalon, Inc. 2010 Employee Stock Purchase Plan.

10.3	Summary of Oral Agreement for Payment of Services between Cephalon, Inc. and its Board of Directors dated May 20, 2010.